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                            SFX ENTERTAINMENT, INC.
                     DIRECTOR DEFERRED STOCK OWNERSHIP PLAN


                  1. NAME OF PLAN. This plan shall be known as the "SFX Entertainment, Inc. Director Deferred Stock Ownership Plan" and is hereinafter referred to as the "Plan."

                  2. PURPOSES OF PLAN. The purposes of the Plan are to enable SFX Entertainment, Inc., a Delaware corporation (the "Company"), to attract and retain qualified persons to serve as Directors, to enhance the equity interest of Directors in the Company, to solidify the common interests of its Directors and stockholders, and to encourage the highest level of Director performance by providing such Directors with an ongoing proprietary interest in the Company's performance and progress, by crediting them quarterly with notional shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock").

                  3. EFFECTIVE DATE AND TERM. The Plan shall be effective as of January 1, 1998. The Plan shall remain in effect until terminated by action of the Board, or until no shares of Common Stock remain available under the Plan, if earlier.

                  4. DEFINITIONS. The following terms shall have the meanings set forth below:

                  "Beneficiary" means the person or legal entity the Participant designates in accordance with Section 7(d) to receive payments under the Plan after the Participant's death.

                  "Change of Control" means any of the following events:

                  (a) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries, or Robert F.X. Sillerman or any of his affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                  (b) Individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the

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Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

                  (c) Approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of Directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

                  "Change of Control Consideration" means, with respect to each share of Common Stock credited to a Deferred Stock Account, (i) the amount of any cash, plus the value of any securities and other noncash consideration, constituting the highest consideration per share of Common Stock paid to any shareholder in the transaction or series of transactions that results in a Change of Control or (ii) if no consideration per share of Common Stock is paid to any shareholder in the transaction or series of transactions that results in a Change of Control, the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the Nasdaq Stock Market or on any national exchange on which such shares are listed during the 60-day period prior to and including the date of a Change of Control. To the extent that such consideration consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Committee in good faith.

                  "Committee" means the committee that administers the Plan, as more fully defined in Section 12.

                  "Common Stock" has the meaning set forth in Section 2.

                   "Company" has the meaning set forth in Section 2.

                  "Deferred Stock Account" means a bookkeeping account maintained by the Company for a Director representing an unfunded and unsecured promise to deliver the shares credited to such account pursuant to Section 6.

                  "Delivery Date" has the meaning set forth in Section 7(a).

                  "Director" means an individual who is a member of the Board of Directors of the Company.

                  "Dividend Equivalent" for a given dividend or distribution means the fraction of a share of Common Stock (rounded to the nearest one-thousandth) with a value based on the closing sales price of a share of Common Stock on the date immediately preceding the payment date for such dividend, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock

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pursuant to such dividend or distribution.

                  "Participant" has the meaning set forth in Section 5.

                  "Plan Year" means each twelve month period beginning on June 1, 1998, and ending on the following May 31.

                  "Plan Quarter" means each of the three month periods of a Plan Year beginning on June 1, September 1, December 1, and March 1; provided, that the last Plan Quarter with respect to a Director who ceases to be a Participant during a Plan Quarter shall begin on the first day of such Plan Quarter and end on the day such Director ceases to be a Participant.

                  "Share Amount" means fifty percent (50%) of a Director's quarterly retainer, or such larger percentage that a Director elects, that is payable in shares of Common Stock under the Plan.

                  The "Value" of a share of Common Stock as of the first day of a given Plan Quarter shall mean the closing price of a share of Common Stock on the last trading day of the immediately preceding Plan Quarter as reported on the Nasdaq National Market System (or, if the Common Stock is not listed on the Nasdaq National Market System, on any national securities exchange on which the Common Stock is listed).

                  5. ELIGIBLE PARTICIPANTS. Each individual who is a non-employee Director on January 1, 1998, and each individual who becomes a Director of, but is not otherwise employed by, the Company or any of its subsidiaries thereafter, during the term of the Plan, shall be a participant ("Participant") in the Plan, in each case during such period as such individual remains a Director. After a Participant has ceased to be a Director, and until delivery of all the shares credited to his or her a Deferred Stock Account, the individual shall become an inactive Participant ("Inactive Participant").

                  6. ACCOUNTS; CREDIT OF SHARES. (a) The Company shall maintain a Deferred Stock Account for each Participant. As part of the compensation payable to each Participant for service on the Board, the Deferred Stock Account of each Participant shall be credited with notional shares of Common Stock as set forth in this Section 6.

                  (b) The Deferred Stock Account of each of the three Participants as of January 1, 1998 shall be credited as of such date with five thousand four hundred and fifty-five (5,455) shares of Common Stock, representing the retainer for such Participants payable through May 31, 1999.

                  (c) At least ten days prior to the beginning of each Plan Year beginning on and after June 1, 1999, each Participant shall provide the Company with a written notice setting forth the Share Amount which such Director elects to have payable in shares of Common Stock pursuant to the Plan. In the event that a Participant does not make such an election prior to the

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ten days before a particular Plan Year, then the Share Amount with respect to such Participant shall be equal to fifty percent (50%) of such Participant's quarterly retainer. A Participant may amend his or her Share Amount for subsequent Plan Quarters by providing the Company with written notice of the amended Share Amount at least ten days prior to any Plan Quarter.

                  As of the first day of each Plan Quarter, the Deferred Stock Account of each Director who was a Participant at any time during such Plan Quarter shall be credited with (i) a number of notional shares of Common Stock having a Value equal to the Share Amount; plus (ii) a number of shares equal to
(A) the number of shares credited as of the last day of the prior Plan Quarter pursuant to clause (i) multiplied by (B) the Dividend Equivalent for each dividend paid or other distribution made with respect to the Common Stock, the record date for which occurred during such Plan Quarter and at a time when such individual was a Participant.

                  (d) In the event that a Director ceases to be a Participant during the first Plan Year or any subsequent Plan Quarter, the number of shares credited to the Director's Deferred Stock Account shall be not be reduced or forfeited, regardless of the fact that the Director did not serve the Company for the entire Plan Year or Plan Quarter, whichever shall apply.

                  (e) In addition, as of the first day of each Plan Quarter, beginning on and after June 1, 1998, each Deferred Stock Account that has not, as of such date, been delivered in full pursuant to Section 7 shall be credited with a number of shares equal to (i) the number of notional shares of Common Stock in such Deferred Stock Account as of such date (before taking into account any amounts that are credited as of such date pursuant to Section 6(c) above, reduced by (ii) the number of notional shares of Common Stock equal to the number of shares of Common Stock that were actually delivered during the Plan Quarter on or after the record date for dividends or distributions to the Director (or his or her Beneficiary, estate or legal guardian, as applicable), multiplied by (iii) the Dividend Equivalent for each dividend paid or other distribution made with respect to the Common Stock, the record date for which occurred during such Plan Quarter and at a time when such individual was a Participant or an Inactive Participant.

                  (f) The Deferred Stock Account shall represent only an unsecured and unfunded promise by the Company to deliver shares of Common Stock in the future under the terms of the Plan.

                  7. DELIVERY OF SHARES. (a) Unless the Director has made either one or both elections described in Sections 7(b) and 7(c) below, shares of Common Stock equal to the notional shares credited to a Director's Deferred Stock Account shall be delivered as soon as practicable after (i) June 1, 1999 for the number of notional shares of Common Stock credited pursuant to Section 6(b), as adjusted pursuant to Section 6(d), (ii) for all other notional shares, the date which is twelve (12) months from the first day of the Plan Quarter as of which such notional shares were initially credited to such Director's Deferred Stock Account, or (iii) the date the Director ceases to be a Director for any reason if that is earlier (the "Delivery Date"); provided, however, that if the number of shares so credited includes a fractional share, such number shall be rounded to the nearest whole number of shares.

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                  (b) Except as otherwise provided in Section 7(c) below, and subject to Section 11 below, a Director may make an irrevocable election in writing on the form attached hereto as Appendix 1 to receive delivery of the shares of Common Stock on the date that is between two (2) years and five (5) years after the first day of the Plan Quarter as of which such notional shares were initially credited to such Director's Deferred Stock Account or following the date of the Director's death, if that occurs earlier. Any such election must be made at least ten (10) days in advance of the Plan Quarter in which such notional shares were initially credited to the Deferred Stock Account of the electing Director.

                  (c) Subject to Section 11 below, a Participant whose Deferred Stock Account was credited with five thousand four hundred and fifty-five (5,455) shares of Common Stock as of January 1, 1998 pursuant to Section 6(b) above may make an irrevocable election in writing not later than December 31, 1998 on the form attached hereto as Appendix 2 to defer delivery of such shares to a date that is between one (1) year and four (4) years after the Delivery Date that would otherwise occur pursuant to Section 7(a) above or following the date of the Director's death, if that occurs earlier.

                  (d) Each Director may, by written notice to the Committee, designate any person or legal entity as the Director's Beneficiary to receive payments upon the Director's death. A Director may revoke or change the Beneficiary designation at any time by written notice to the Committee. The last such designation received by the Committee shall control any prior designation; provided, however, that no designation shall be effective unless received by the Committee prior to a Director's death. The form of notice to designate a Beneficiary or change a Beneficiary shall be prescribed by the Committee. If the Director does not designate a Beneficiary, then any shares that are to be delivered after the Director has died or become legally incompetent shall be delivered to the Director's estate or legal guardian, as the case may be. References to a Director, Participant or Inactive Participant in this Plan shall be deemed to refer to the Director's Beneficiary, estate or legal guardian, where appropriate.

                  8. SHARE CERTIFICATES; VOTING AND OTHER RIGHTS. The certificates for shares delivered to a Director pursuant to Section 7 above shall be issued in the name of the Director, and the Director shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his or her name, including the right to vote the shares, and the Director shall receive all dividends and other distributions paid or made with respect thereto.

                  9. GENERAL RESTRICTIONS. (a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

                  (i) Listing or approval for listing upon official notice of issuance of such shares on the Nasdaq Stock Market, or such other securities exchange as such shares of

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Common Stock shall trade;

                  (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                  (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

                  (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

                  (c) No Common Stock delivered to a Director pursuant to the Plan may be sold until at least six months after the Delivery Date; provided, however, that the six month period shall not apply to any person not subject to the reporting requirement of Section 16(a) of the U.S. Security and Exchange Act of 1934.

                  10. SHARES AVAILABLE. Subject to Section 11 below, the maximum number of notional shares of Common Stock which may be credited to Deferred Stock Accounts pursuant to the Plan is 40,000. Shares of Common stock issuable under the Plan may be taken from authorized but unissued or treasury shares of the Company or purchased on the open market.

                  11. CHANGE IN CAPITAL STRUCTURE; CHANGE OF CONTROL. (a) In the event that there is, at any time after the Board adopts the Plan, any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation, spin-off or other change in capitalization of the Company, appropriate adjustment shall be made in the number and kind of notional shares or other property subject to the Plan and the number and kind of shares or other property held in the Deferred Stock Accounts, and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons.

                  (b) Without limiting the generality of the foregoing, and notwithstanding any other provision of this Plan, in the event of a Change of Control, the following shall occur on the date of the Change of Control (the "Change of Control Date"): (i) the last day of the then current Plan Quarter shall be deemed to occur on the Change of Control Date; (ii) the Company shall immediately pay to each Director in a lump sum the Change of Control Consideration multiplied by the number of notional shares of Common Stock held in each Director's Deferred Stock Account immediately before such Change of Control (including notional shares of Common Stock credited to each Directors Deferred Stock Account as a result of the Change of Control); and (iii) the Plan shall be terminated.

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                  (c) If the notional shares of Common Stock credited to the
Deferred Stock Accounts are converted pursuant to this Section 11 into another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Shares shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.

                  12. ADMINISTRATION; AMENDMENT. (a) The Plan shall be administered by a committee consisting of directors who are not eligible to participate in the Plan (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

                  (b) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company. No amendment to the Plan shall be made more than once in any six-month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the regulations thereunder.

                  (c) The Board may terminate the Plan at any time.

                  (d) Notwithstanding any other provision of the Plan, neither the Board nor the Committee shall be authorized to exercise any discretion with respect to the selection of persons to receive credits of notional shares of Common Stock under the Plan or concerning the amount or timing of such credits under the Plan, and no amendment or termination of the Plan shall adversely affect any Director's Deferred Stock Account without that Director's express written consent.

                  13. MISCELLANEOUS. (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any Director.

                  (b) The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, that a Director make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Director, or by a cash payment to the Company by the Director.

                  14. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.


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